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                                                                EXHIBIT 99.4


                    IN THE UNITED STATES BANKRUPTCY COURT

                         FOR THE DISTRICT OF DELAWARE



In re                                   )       Chapter 11
                                        )
FIRST MERCHANTS ACCEPTANCE              )       Case No. 97 - 1500 (JJF)
CORPORATION,                            )
                                        )
                Debtor.                 )


          SECOND INTERIM ORDER (1) AUTHORIZING DEBTOR IN POSSESSION
               FINANCING; (2) GRANTING LIENS AND SUPERPRIORITY
                   ADMINISTRATIVE CLAIMS; (3) MODIFYING THE
             AUTOMATIC STAY (4) SPECIFYING USE OF CASH COLLATERAL
                AND (5) GRANTING ADEQUATE PROTECTION THEREFOR
           PURSUANT TO SECTIONS 361 AND 363 OF THE BANKRUPTCY CODE
           -------------------------------------------------------

        THIS CAUSE coming to be heard upon the motion ("Motion") of First Merchants Acceptance Corporation, debtor and debtor in possession herein (hereinafter referred to as the "Debtor"), for entry of an interim order (this "Interim Order") authorizing the Debtor to obtain debtor in possession financing and related relief at a hearing on July 17, 1997; this Court having entered, effective as of July 14, 1997, an interim order permitting the Debtor to borrow, on an emergency basis pending an interim hearing on the Motion, the sum of $2.5 million(the "Emergency DIP Facility") from Ugly Duckling Corporation ("UDC"), the Debtor having provided due and adequate notice of that Motion to secured parties of record and the office of the United States Trustee for the District of Delaware; the Court having reviewed the Motion and the proposed form of this Interim Order; the Court having heard the argument and offers of proof proffered by the parties present; no parties in interest having objected and LaSalle National Bank ("LaSalle"), as agent for the Bank Group, having consented; and the Court being fully advised in the Premises;



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THE COURT HEREBY FINDS:

                                  BACKGROUND
                                  ----------

        A. The Debtor commenced this case on July 11, 1997 (the "Petition Date"), by filing a voluntary petition for reorganization under Title 11 of Chapter 11 of United States Code (the "Bankruptcy Code").
        B. Pursuant to Sections 1107 and 1108 of the Bankruptcy Code, the Debtor is operating its business and managing its assets as a debtor-in-possession. No examiner or trustee has been appointed in this case, and no official committee of unsecured creditors has been appointed.
        C. LaSalle acts as an agent for the Debtor's bank group (the "Bank Group"). The Debtor and LaSalle, as agent, stipulate, agree and confirm that LaSalle's lien on all of the Debtor's assets, including, but not limited to (i) all installment sale agreements and related security; (ii) all personal property or Debtor's interest therein; (iii) accounts, accounts receivable, contract rights, general intangibles, chattel paper, deposit accounts, records, customer lists, instruments, documents, notes, computer software, firmware, disks, and tapes representing any of the foregoing, inventory, machinery, equipment or fixtures and all proceeds or products of any of the foregoing; (iv) all of the Debtor's stock in First Merchants Auto Receivables Corporation ("FMARCI") and First Merchants Auto Receivables Corporation II ("FMARCII") (although the
Debtor disputes that such lien on the FMARCII stock was not validly perfected) and (v) all policies of insurance or otherwise which respect to any damage, destruction or loss of any of the foregoing, as set forth in the following documents:

        1. Fourth Amended and Restated Loan and Security Agreement, dated as of February 28, 1996, among LaSalle, the Debtor and the members of the Bank Group, as amended by a First Amendment dated as of May 1, 1996,


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                and a Second Amendment dated as of December 26, 1996, and a forbearance agreement dated May 8, 1997, as amended.

        2. Retail Lockbox Mail Service Agreement, dated as of December 3, 1996, by and between LaSalle and the Debtor

        3. the Intercreditor Agreement, dated as of June 9, 1997, between the Debtor and LaSalle, as agent on behalf of itself and the other secured lenders under the Fourth Amended and Restated Loan and Security Agreement dated February 28, 1996 among the Borrower, the secured lenders identified therein and the agent identified therein are valid, attached, perfected first priority liens, security interests, and encumbrances (except that the Debtor does not stipulate that LaSalle has a perfected lien on the stock of FMARC II and the Debtor asserts that LaSalle's security interest in certain assets is subordinate to prior liens as specifically described below). The Debtor stipulates that the Bank Group Members have all the rights of a holder in due course as that term is used in the Uniform Commercial Code. Debtor's prepetition accounts receivable are deposited into a lockbox account at LaSalle. LaSalle as agent has executed releases from time to time in connection with (i) accounts receivable being sold as part of securitization transactions, (ii) accounts receivables being sold pursuant to whole loan sales to Greenwich Capital Financial Products, Inc. ("Greeenwich") as part of the securitization transactions and (iii) the stock of FMARC I and FMARC II. The Debtor confirms that such releases are valid and effective, except that subsequent to the original release of the lien on the stock of FMARC I, the Debtor granted LaSalle, as agent, a new lien on such stock. LaSalle, as agent, has executed an Intercreditor Agreeement with Greenwich giving Greenwich a first priority interest in the accounts which the Bank Group has declared ineligible (the "Greenwich Collateral") and which Debtor has in turn pledged to Greenwich in support of Greenwich's revolving loan facility to the Debtor. Pursuant to the terms hereof, the Debtor proposes to pay over to LaSalle, as adequate protection, all




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proceeds received from and after the Petition Date through the Strike Date (as defined in that certain Term Sheet between LaSalle and UDC) from the Bank Group's collateral, including, but not limited to, repossessions of automobiles and collections from any of the Debtor's installment sales agreements, but excluding any servicing fees that the Debtor receives from servicing the FSA collateral. In additon, the Debtor agrees to apply to the Court pursuant to Bankruptcy Rule 9019 for release of any claims the estate may possess against Bank Group as further adequate protection. Finally, the Debtor agrees to establish blocked depository accounts at Nashville, Tennessee and Denver, Colorado. LaSalle, with the Debtor's direction as to application, shall apply such monies against its prepetition claim and expenses and fees as agreed by LaSalle and UDC and acknowledged by the Debtor in that certain Term Sheet executed between such parties.

        D. Greenwich, either directly or through a collateral agent, asserts a security interest in certain accounts receivable of Debtor which are ineligible under the Bank Group's loan documents, a second priority stock pledge on the stock of FMARC II and certain other Collateral, as defined and as set forth in the following documents:

        1. the Credit Agreement, dated as of June 9, 1997, between the Debtor and Greenwich

        2. the Note, dated June 9, 1997, made by the Debtor to the order of Greenwich

        3. the Servicing Agreement, dated as of June 9, 1997, between Greenwich and the Debtor (as borrower and servicer thereunder) and Harris Trust and Savings Bank, as Paying Agent and Backup Servicer thereunder

        4. the Stock Pledge Agreement, dated as of June 9, 1997, among the Debtor, Greenwich and Harris, as Collateral Agent thereunder relating to the pledged FMARC II stock

        5. the Intercreditor Agreement, dated as of June 9, 1997, between Financial Security Assurance Inc. ("FSA") and Greenwich



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        6.      the Supplement Number 1, dated as of June 9, 1997, to the Stock
                Pledge Agreement between FSA and the Debtor

        7. the Pledged Receivables Security Agreement, dated as of June 9, 1997, made by the Debtor in favor of Greenwich

Since the Debtor does not propose at this time to use receipts from accounts pledged to Greenwich or to sell the FMARC II stock, there are no cash collateral usage issues with respect to Greenwich at this time.

        E. FSA is party to a Stock Pledge Agreement, dated as of March 1, 1996, with the Debtor under which it asserts a first priority pledge of the stock of FMARC II, to secure certain contingent obligations of the Debtor to FSA. As noted above, there is an Intercreditor Agreement with Greenwich related to the FMARC II stock pledge. Since FSA does not propose to sell the stock of FMARC II at this time, there are no cash collateral issues at this point with respect to FSA.

        F. The Debtor is party to certain equipment leases which it is reviewing to determine whether they are financing or true leases. Since the Debtor does not propose to sell the applicable equipment at this time, there are no cash collateral issues at this point with respect to such leases to the extent they are found to be financing leases.

        G. Except as expressly set forth herein, the Debtor is reviewing and evaluating these claims, security interests and liens and reserve its rights, defenses and objections with respect thereto. These creditors may assert that all or a portion of the Debtor's cash and cash equivalents (the "Cash") consititute cash collateral subject to their respective asserted liens.





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                            NEED FOR DIP FINANCING
                            ----------------------

        H. For the interim period to be covered by this interim Order, the Debtor needs a $5 million line of credit for the following: (1) to retire the Emergency DIP Facility or (2) critical operating expenses including, but not limited to, payroll and the expenses as noted in the Budget attached hereto as Exhibit A. Notwithstanding the above, the Debtor agrees not to expend any funds for the origination or purchase of any installment sales agreements or other consumer paper for the period covered by this interim Order.

        I. Unless the Debtor obtains immediate Court authorization for DIP Financing pursuant to Section 364(c) of the Bankruptcy Code, the Debtor and its business will suffer immediate, continuing and irreparable harm, because it will not be able to meet its operating expenses for the business and preserve the value of its assets. Absent the financing, the Debtor's business will be destroyed and a liquidation will become necessary. Continued operation of the Debtor as a going concern protects the interests of all parties in interest.


                                     DIP FACILITY
                                     ------------

        J. The Debtor has extensively negotiated a DIP financing facility (the "DIP Facility") with Ugly Duckling Corporation ("UDC") which will enable the Debtor to pay post-petition operating and Chapter 11 expenses. The material terms of the DIP Facility are set forth in the Term Sheet attached hereto as Exhibit B.


        K.      The Debtor is unable to obtain unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code.




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THE COURT MAKES THE FOLLOWING CONCLUSIONS OF LAW:

        (i) Due Notice. The notice given by the Debtor constitutes notice appropriate under the circumstances of this case and complies with Bankruptcy Rules 102(1), 2002 and 4001(c)(1).

        (ii) Jurisdiction. The Court has jurisdiction over this case pursuant to 28 U.S.C. section 1334. This matter is a "core" proceeding pursuant to, without limitation, 28 U.S.C. section 157(b)(2)(A),(D),(M) and (O). Venue is proper in this Court under 28 U.S.C. section 1408.

        (iii) Best Interests. The entry of this Interim Order is necessary to avoid irreparable injury to this estate and is therefore in the best interests of the Debtor and all stakeholders and is authorized under the Bankruptcy Code.

        (iv) Good Faith. The DIP financing facility has been negotiated in good faith and at arms length among the Debtor and UDC with all parties represented by counsel. Loans to be extended pursuant to the DIP financing facility will be extended in good faith and entitled to the protections of
Section 364(e) of the Bankruptcy Code.

        (v) Compliance with Bankruptcy Rules. The conclusions of law and findings of fact set forth herein comply with the requirements of the Bankruptcy Code. Such findings of fact also constitute conclusions of law (or vice versa) and are hereby deemed to be included in this Interim Order consistent with Bankruptcy Rule 7052, applicable herein by reason of Bankruptcy Rule 9014.

        (vi) Consumer Installment Contracts. Notwithstanding anything in the Motion to the contrary, nothing in this Interim Order shall permit the Debtor to sell its consumer installment contracts without further order of the Court.





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WHEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED:

     1. Approval of Motion. Except as modified by this Interim Order, the Motion is hereby granted and approved.

     2. Incorporation. The paragraphs contained in the preamble to this Interim Order are incorporated herein by this reference.

     3. Interim Financing. The Debtor is authorized and permitted to (1) make interim borrowings under the DIP Facility provided that at no point prior to the final hearing shall the outstanding principal balance exceed $5 million pursuant to the terms set forth in Paragraph J hereof; (2) to negotiate, execute, deliver and perform a credit agreement and such other documentation requested by UDC consistent with the terms of the financing as set forth in Exhibit B; (3) to grant and provide UDC with the perfected security interests and liens in the Collateral (as defined in the Term Sheet); (4) retire the Emergency DIP Facility; and (5) to execute, deliver, perform and do all acts that may be required to carry out the intentions of the parties as set forth in the Term Sheet, including, but not limited to, granting security interests and liens and repaying the obligations set forth therein.

     4. Grant of Security Interests. As security for all obligations due and owing UDC by the Debtor, and pursuant to 11 U.S.C. Section 364(c)(3), UDC is hereby granted (effective from and after the entry of this Interim Order without the necessity of the execution by the Debtor of security agreements) a valid and perfected lien and security interest in and subject to , and junior to, only the valid, properly perfected and enforceable liens and interest in existence and perfected (the "Prior Liens") as of the date of entry of this Interim Order in: (1) the stock of FMARC II; and (2) any other assets, or property (whether real or personal), of the Debtor whether now owned or hereafter acquired as

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further defined in the Term Sheet.  Lender's Collateral shall also consist of any and all assets (including assets as described above) now owned or hereafter acquired by any affiliate of the Borrower which may be subsequently substantively consolidated with the Borrower or the Borrower's estate subject to, and junior to Prior Liens as of the date of the entry of the order for consolidation. Harris Bank and Trust ("Harris Bank"), the entity currently in possession of the FMARC II stock, shall be deemed UDC's collateral agent with respect to UDC's lien on the stock, UDC's interest in such stock to be deemed automatically perfected by virtue of this Interim Order.

     The security interests and liens granted to UDC hereunder shall not be (1) subject to any lien or security interest that is avoided and preserved for the benefit of the Debtor's estate under Bankruptcy Code section 551; (2) surcharged; or (3) subordinated to or made pari passu with any other lien or security interest under Bankruptcy Code section 364(d) or otherwise. To the extent that any applicable non-bankruptcy law otherwise would restrict the granting, scope, enforceability, attachment, or perfection of the security interests and liens authorized or created hereby, or otherwise would impose filing, possession or registration requirements with respect thereto, such law is hereby preempted to the maximum extent permitted by the United States Constitution, the Bankruptcy Code, otherwise applicable federal law, and the judicial power of the Bankruptcy Court (provided UDC may still take such steps as it wishes to create, evidence, or perfect its security interests and liens under otherwise applicable non-bankruptcy law without waiving the benefits of this Interim Oder and Debtor is authorized and directed to execute, deliver, and perform, and do all acts that may be required by UDC in order to create, evidence, or perfect such security interests and liens under otherwise applicable non-bankruptcy law).


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     5.   Grant of Superpriority.  Pursuant to Bankruptcy Code section
346(c)(1), and in addition to the liens and security interests granted hereby, all of the Debtor's obligations owing UDC (including, but not limited to, the Debtor's obligation to repurchase the Defaulted contracts set forth in the Term Sheet and subsequent credit agreement) shall be hereby deemed to constitute allowed administrative claims with priority over all other administrative claims of the types described in Bankruptcy Code sections 105, 326, 330, 331, 503(b) 507(a) and 507(b); subject only to (1) administrative claims, up to an aggregate amount of $350,000 for fees and expenses owed to professionals that were incurred by the Debtor or any statutory creditor's committee appointed in the captioned case and the expenses of members thereof, in each case to the extent that they are allowed pursuant to Bankruptcy Code section 330, which administative claims, up to $350,000 shall rank pari passu with the administrative claims of UDC and (2) fees of the United States Trustee's Office payable pursuant to 28 U.S.C. Section 1930. Except as set forth above, absent UDC's express consent, no other claim shall be granted priority superior or pari passu with that of the claim of UDC so long as Debtor has any obligation owing to UDC.

     6. Subsequent Modification, Stay or Vacation. If any or all of the provisions of this Interim Order are hereafter modified, vacated or stayed by subsequent order of this Court or any other court, such stay, modification or vacation shall not affect: the validity of any obligation, debt or claim incurred or any priority, security interest or lien in connection with the DIP Facility pursuant to this Interim Order and such obligation, debt or claim shall be governed in all respects by the original provisions of this Interim Order or the terms and conditions for the use of any cash collateral.


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     7.   Binding Obligation.  The financing agreements entered into pursuant to this Interim Order, and the terms of this Interim Order, shall be binding upon UDC and the Debtor and their respective successors and assigns (including any representative hereinafter appointed for the estate of the Debtor) and shall inure to the benefit of UDC and the Debtor and (except with respect to any trustee hereafter appointed for the estate of the Debtor in these proceedings under Chapter 7 or 11 of the Bankruptcy Code) their respective successors and assigns.

     8.   Relief From Stay.  The automatic stay created by Bankruptcy Code section 362 is hereby modified, vacated and annulled to the extent necessary to permit UDC to perform in accordance with, and to exercise its rights pursuant to and granted by, the financing documents to be drafted and executed consistent with the Term Sheet and this Interim Order, including, without limitation, any right to take steps under otherwise applicable non-bankruptcy law to create, evidence, or perfect liens against property of the estate of the Debtor, including, without limitation, the right to exercise, upon occurrence of an event of default (subject to the service of any required notice of default and the running of any period for curing default, all as defined and provided for in the Term Sheet and any subsequent financing documents) all rights and remedies provided for in the financing documents or available at law (including state law) or in equity.

     9. Adequate Protection of Existing Accounts Receivable. As and for adequate protection, pursuant to Sections 361 and 363 of the Bankruptcy Code, of the Bank Group's and interest in the Debtor's Cash; and for the use thereof by the Debtor, Debtor shall pay over to LaSalle all proceeds from the Bank Group's collateral, excluding any serving fees, from such collateral as adequate protection. LaSalle shall apply such monies against LaSalle's prepetition claims and postpetition fees and


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expenses as agreed by the Debtor, LaSalle and UDC in that certain Term Sheet executed between such parties.

     10. Greenwich. The Debtor does not seek to use Cash in which Greenwich asserts an interest, but will segregate such funds. Debtor will track identifiable receipts from the accounts pledged to Greenwich and segregate any such receipts. Debtor reserves all of its rights as to any proposed application by Greenwich of such funds.

     11. Lockbox; Cash Held by Bank Group. For the duration of this Interim Order, Neither LaSalle nor any member of the Bank Group nor Greenwich shall have any increased rights in funds currently held or hereinafter received by them relating to the Debtor or its accounts receivable by virtue of LaSalle or any other member of the Bank Group or Greenwich receiving or holding such amounts, nor for the duration of this Interim Order shall they apply such amounts towards obligations they assert may be owed to any of them without further order of this Court. The Debtor may establish a new bank account not with any member of the Bank Group to receive proceeds from postpetition accounts receivables.

     12. Insurance. The Debtor shall maintain adequate and appropriate insurance on its assets consistent with past practice, including but not limited to naming UDC, the Bank Group, FSA and Greenwich as the loss payees where appropriate.

     13. Reports. The Debtor will provide UDC, LaSalle, FSA and Greenwich with copies of its (i) monthly operating report and (ii) filings with the Securities and Exchange Commission. The Debtor shall also provide to UDC (1) if requested, copies of the Receivables; (2) all financial information requested by UDC relating to the performance and payment history of borrowers under the Receivables; and (3) such other documentation reasonably requested by UDC or LaSalle.

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     14.  Retention of Jurisdiction.  This Court hereby retains exclusive jurisdiction over the subject matter of this Interim Order to resolve any dispute in connection with the rights and duties specified hereunder.

     15. Binding In Plan. The rights, powers, remedies, privileges, security interests, liens, and priorities of UDC provided for herein and in the financing agreements shall not be modified or abridged by Debtor in a plan of reorganization unless UDC shall have consented to such plan of reorganization.

     16. Final Hearing. A final hearing on the DIP Facility is set for August __, 1997 at __:__ _m. The Debtor shall file with the Court and serve on all secured creditors, the U.S. Trustee and its unsecured creditors a copy of this Interim Order by no later than July __, 1997.

     17. Objections. Any objections to entry of the final DIP Facility or the proposed budget must be in writing and filed with the Court and served on
(i) Debtor's counsel (Laura Davis Jones, Young Conaway Stargatt & Taylor, Rodney Square North, 11th Floor, Wilmington, Delaware 19899); (ii) counsel to UDC (Christopher H. Bayley, Snell & Wilmer, L.L.P., One Arizona Center, 400 E. Van Buren Phoenix, AZ 85004-0001 and Todd V. Jones, Snell & Wilmer, L.L.P., 1500 NorWest Tower, One South


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Church Ave., Tucson, AZ  85731; and (iii) the Office of the United States
Trustee for the District of Delaware, 601 Walnut Street, Curtis Center, Suite 950 West, Philadelphia, Pennsylvania 19106, Attention: John D. McLaughlin, Esq. so as to be actually received no later than 4:00 p.m. Wilmington, Delaware time on July __, 1997.

Dated:  Wilmington, Delaware
        July __, 1997



                                       --------------------------------------
                                       United States District Judge



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